UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2023
Date of Report (Date of earliest event reported)

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware			0-20853	04-3219960
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)
2600 ANSYS Drive,	Canonsburg,	PA		15317
(Address of principal executive offices)				(Zip Code)

844-462-6797
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Tier Two Executive Severance Plan

On November 1, 2023, the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) adopted and approved the ANSYS, Inc. Tier Two Executive Severance Plan (the “Executive Severance Plan”), which will be effective as of January 1, 2024. The Company has historically maintained and operated the ANSYS, Inc. Executive Severance Plan, originally adopted in 2010 and amended and restated in 2014 (the “Prior Plan”). The Company’s adoption of the Executive Severance Plan is the culmination of a lengthy and thorough review process to modernize the Company’s executive severance program. As a result of this review process, the Executive Severance Plan was newly adopted, and the Prior Plan was amended and restated as the ANSYS, Inc. Tier One Executive Severance Plan (the “Tier One Severance Plan”). Certain executives other than the Company’s named executive officers are expected to participate in the Tier One Severance Plan.

In general, participants in the Executive Severance Plan (“Covered Executives”) will be selected by the Company’s Chief Executive Officer or the Compensation Committee (the “Committee”) of the Board and each Covered Executive will acknowledge their participation in the Executive Severance Plan (including its clawback provisions, as applicable). Each of the Company’s currently-serving named executive officers (other than Ajei S. Gopal, the Company’s President and Chief Executive Officer) has been selected to participate in the Executive Severance Plan, and will no longer participate in the Prior Plan. Certain terms used in this description are defined in the Executive Severance Plan.

If the Company terminates the employment of a Covered Executive other than due to Cause, death or disability, and such termination does not occur within 90 days prior to (or within 18 months after) the consummation of a Change in Control (a “Terminating Event”), in general, the Company will provide the following severance payments and benefits to the Covered Executive, subject to applicable tax withholding and a timely release of claims as described in the Executive Severance Plan:

•Accrued benefits, consisting of earned but unpaid base salary, unpaid expense reimbursement, accrued but unused vacation, and vested benefits under Company employee benefit plans (as described therein) (the “Accrued Benefits”);

•Cash severance equal to one times the Covered Executive’s annual base salary rate, plus one times the Covered Executive’s target annual cash incentive award for the year of termination, plus the prior year’s earned annual cash incentive, if unpaid, plus a pro-rata target annual cash incentive award for the year of termination (determined in the Company’s discretion), plus one year of monthly COBRA health plan premiums (the “Cash Severance”); and

•Accelerated vesting treatment equal to an additional year for outstanding performance-based and time-based equity awards, as further described in the Executive Severance Plan.

Alternatively, if the Company terminates the employment of a Covered Executive other than due to Cause, death or disability, or if the Covered Executive terminates his or her own employment with the Company for Good Reason and absent Cause, and such termination occurs within 90 days prior to (or within 18 months after) the consummation of a Change in Control (a “CIC Terminating Event”), in general, the Company will provide the following severance payments and benefits to the Covered Executive, subject to applicable tax withholding and a timely release of claims as described in the Executive Severance Plan: the Accrued Benefits; the Cash Severance (except that the multiple for the annual base salary rate will be 1.5 rather than 1.0); and accelerated vesting treatment in full for outstanding performance-based and time-based equity awards, as further described in the Executive Severance Plan.

Severance payments and benefits under the Executive Severance Plan will be subject to tax code Section 280G “best net” cutback provisions in the event of imposition of excise tax under the tax code. The Executive Severance Plan may be amended or terminated at any time by the Company, except that following a Change in Control the Executive Severance Plan may not be so amended or terminated.

Amended and Restated Employment Agreement for Chief Executive Officer

In conjunction with the review and modernization of the Company’s executive severance program as noted above, the Board determined that it was prudent to correspondingly update the Company’s current Employment Agreement, dated August 29, 2016, with Mr. Gopal (the “Prior Employment Agreement”). On November 1, 2023, as approved by the Board, the Company and Mr. Gopal entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), effective November 1, 2023. Certain terms used in this description are defined in the Amended Employment Agreement.

In general, the Amended Employment Agreement is substantially similar to the Prior Employment Agreement, with modifications to: (i) expand the definition of Good Reason to include a scenario in which, after a Change in Control of the Company, Mr. Gopal is no longer the chief executive officer of a public company or the most senior executive in the Company’s controlled group; (ii) revise the payments and benefits Mr. Gopal is entitled to receive if his employment is terminated by the Company without Cause or by Mr. Gopal for Good Reason (adds payment of the unpaid prior-year bonus and a pro-rata bonus for the year of termination, enhances the limited accelerated vesting of outstanding equity awards, and extends by three months the potential exercise period for vested stock options); (iii) revise the payments and benefits Mr. Gopal is entitled to receive if his employment is terminated by the Company without Cause or by Mr. Gopal for Good Reason during the 60 days prior to an agreement that results in a Change in Control and 18 months after such Change in Control (adds payment of the unpaid prior-year bonus and a pro-rata bonus for the year of termination, and enhances the full accelerated vesting of outstanding equity awards); (iv) provide for payment to Mr. Gopal for certain costs related to certain disputes, enforcement actions or tax audits or proceedings, as well as for up to six years of indemnification for Mr. Gopal under the Company’s organizational documents, indemnification agreements and insurance coverage, as permitted by applicable law; and (v) include customary clawback terms and provisions.

Under the Amended Employment Agreement, Mr. Gopal will be reimbursed for up to $25,000 for reasonable legal costs relating to the consideration and negotiation of the Amended Employment Agreement, and the Company will use its reasonable best efforts to have Mr. Gopal nominated for election as a Company director during the term while he is serving as President and Chief Executive Officer of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, Inc.

Date:	November 6, 2023	By:	/s/ Janet Lee
Janet Lee
Senior Vice President, General Counsel and Secretary